                                                               EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Oxford Automotive, Inc. of our report dated June 15, 1998 relating to the financial statements of Howell Industries, Inc. as of and for the year ended July 31, 1997, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Bloomfield Hills, Michigan
June 29, 1998